Smith Barney Income Funds
125 Broad Street
New York, NY 10004




                        CERTIFICATION





I, Richard L. Peteka, certify that:

1. I have reviewed this report on Form N-SAR of Smith Barney Income Funds (on behalf of Smith Barney Balanced Fund, Smith Barney Diversified Strategic Income Fund, Smith Barney Exchange Reserve Fund, Smith Barney High Income Fund, Smith Barney Municipal High Income Fund and Smith Barney Total Return Bond Fund);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

September 27, 2002



/s/ Richard L. Peteka

Richard L. Peteka
Treasurer and Chief Financial Officer